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                                                                EXHIBIT 11.1

                               SEAMED CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

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                                                                  YEAR ENDED JUNE 30,
                                                      ------------------------------------------
                                                         1997            1996            1995
                                                      ----------      ----------      ----------

PRIMARY:
  Weighted average common shares.................      3,445,748         606,353         530,681
  Class B and C convertible redeemable
    preferred stock classified as common
    stock equivalents............................        530,256       1,376,559       1,376,559
  Net effect of dilutive stock options
    based on the treasury stock method
    using average market price...................        347,119         253,996         288,786
  Net effect of dilutive stock warrants
    based on the treasury stock method
    using average market price...................         21,088              --              --
  Net incremental effect of stock options
    granted or exercised at less than
    offering price during the 12 months
    prior to the Company's filing of its
    initial public offering, calculated
    using the treasury stock method at an
    offering price of $11 per share, and
    treated as outstanding for all
    periods presented............................         24,764          93,831         106,333
                                                      ----------      ----------      ----------
  Total weighted average shares outstanding......      4,368,975       2,330,739       2,302,359
                                                      ==========      ==========      ==========
  Net income.....................................     $2,726,147      $1,240,454      $  774,763
  Less accretion of cumulative preferred
    stock dividends..............................     $ (101,077)     $ (263,050)     $ (203,005)
                                                      ----------      ----------      ----------
  Adjusted income for computation of
    primary earnings per share...................     $2,625,070      $  977,404      $  571,758
                                                      ==========      ==========      ==========
  Primary net income per share...................          $0.60           $0.42           $0.25
                                                      ==========      ==========      ==========
FULLY DILUTED:
  Weighted average common shares
    outstanding..................................      3,445,748         606,353         530,681
  Weighted average of all convertible
    redeemable preferred stock
    outstanding..................................      1,130,200       2,934,029       2,734,403
  Net effect of dilutive stock options
    based on the treasury stock method
    using the greater of average or
    ending market price..........................        363,785         261,165         289,178
  Net effect of dilutive stock warrants based on
    the treasury stock method using the greater
    of average or ending market price............         23,622             586              --
  Net incremental effect of stock options
    granted or exercised at less than
    offering price during the 12 months
    prior to the Company's filing of its
    initial public offering, calculated
    using the treasury stock method at
    an offering price of $11 per share,
    and treated as outstanding for all
    periods presented............................         24,348          91,110         106,287
                                                      ----------      ----------      ----------
  Total weighted average shares outstanding......      4,987,703       3,893,243       3,660,549
                                                      ==========      ==========      ==========
  Net income.....................................     $2,726,147      $1,240,454      $  774,763
                                                      ==========      ==========      ==========
  Fully diluted net income per share.............          $0.55           $0.32           $0.21
                                                      ==========      ==========      ==========

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